UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 29, 2007
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LANDAMERICA FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	1-13990 (Commission File Number)	54-1589611 (I.R.S. Employer Identification No.)

5600 Cox Road Glen Allen, Virginia (Address of principal executive offices)	23060 (Zip Code)

Registrant’s telephone number, including area code:  (804) 267-8000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

On November 29, 2007, LandAmerica Financial Group, Inc. (the “Company”) entered into a First Amendment to the Revolving Credit Agreement dated as of November 30, 2007 (the “First Amendment”) by and among the Company, the Lenders party thereto and SunTrust Bank in its capacity as Administrative Agent for the Lenders, as Issuing Bank and as Swingline Lender.  The First Amendment amends the Revolving Credit Agreement dated July 28, 2006 among such parties.  Prior to execution of the First Amendment, the Company was not in breach of or default under the Revolving Credit Agreement, but instead executed the First Amendment as a proactive measure given current market conditions.  In general, the material terms of the First Amendment decreased the interest coverage ratio from its current level of 3.0:1.0 to 1.5:1.0 through September 30, 2008, after which time it will return to 3.0:1.0 and modified the consolidated net worth requirement from 85% to 80% of Shareholder’s Equity as of December 31, 2005.  The full text of the First Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.03                      Material Modification to Rights of Security Holders

On November 30, 2007, the Company entered into a First Amendment to the Note Purchase and Master Shelf Agreement (the “First Amendment to the Note Purchase Agreement”) with Prudential Investment Management, Inc. and the other purchasers thereunder supplementing the Note Purchase and Master Shelf Agreement dated July 28, 2006 among such parties governing the Company’s 6.66% Senior Notes Series D due August 31, 2016 and the Company’s 6.70% Senior Notes Series E due August 31, 2016. Prior to execution of the First Amendment to the Note Purchase Agreement, the Company was not in breach of or default under the Note Purchase and Master Shelf Agreement, but instead executed the First Amendment to the Note Purchase Agreement as a proactive measure given current market conditions.  The First Amendment to the Note Purchase Agreement decreased the interest coverage ratio from its current level of 3.0:1.0 to 1.5:1.0 through December 31, 2008, after which time it will return to 3.0:1.0.

Item 9.01                      Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are being furnished pursuant to Items 1.01 and 3.03 above.

Exhibit No.	Description

4.1
First Amendment to Note Purchase and Master Shelf Agreement, dated as of November 30, 2007, by and among the Registrant and the purchasers named therein.  The foregoing exhibit need not be filed herewith pursuant to Item 601(b)(4)(iii) of Regulation S-K. The Registrant, by signing this Report on Form 8-K, agrees to furnish the Securities and Exchange Commission, upon its request, a copy of any instrument which defines the rights of holders of long-term debt of the Registrant and its consolidated subsidiaries, and for any unconsolidated subsidiaries for which financial statements are required to be filed that authorizes a total amount of securities not in excess of 10% of the total assets of the Registrant and its subsidiaries on a consolidated basis.

10.1
First Amendment to the Revolving Credit Agreement, dated as of November 30, 2007, between the Registrant and Sun Trust Bank, as Administrative Agent for a syndicate of financial institutions named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANDAMERICA FINANCIAL GROUP, INC.
(Registrant)

Date: November 30, 2007	By:	/s/ Michelle H. Gluck
Michelle H. Gluck
Executive Vice President and Chief Legal Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1
First Amendment to Note Purchase and Master Shelf Agreement, dated as of November 30, 2007, by and among the Registrant and the purchasers named therein.  The foregoing exhibit need not be filed herewith pursuant to Item 601(b)(4)(iii) of Regulation S-K. The Registrant, by signing this Report on Form 8-K, agrees to furnish the Securities and Exchange Commission, upon its request, a copy of any instrument which defines the rights of holders of long-term debt of the Registrant and its consolidated subsidiaries, and for any unconsolidated subsidiaries for which financial statements are required to be filed that authorizes a total amount of securities not in excess of 10% of the total assets of the Registrant and its subsidiaries on a consolidated basis.

10.1
First Amendment to Revolving Credit Agreement, dated as of November 30, 2007, between the Registrant and Sun Trust Bank, as Administrative Agent for a syndicate of financial institutions named therein.